Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST. The name of the limited partnership is Waha Energy Partners LP.

SECOND. Article FIRST of the Certificate of Limited Partnership shall be amended as follows:

“FIRST. The name of the limited partnership is Oasis Midstream Partners LP.”

THIRD. Article THIRD of the Certificate of Limited Partnership shall be amended as follows:

“THIRD. The name and mailing address of the general partner is OMS GP LLC, 1001 Fannin Street, Suite 1500, Houston, Texas 77002.”

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership as of April 6, 2017.

By: OMS GP LLC

        General Partner

/s/    Nickolas J. Lorentzatos

Nickolas J. Lorentzatos

Executive Vice President, General Counsel